SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2001 (December 8, 2000)

Wellsford Real Properties, Inc.

(Exact name of Registrant as Specified in its Charter)

Maryland

(State or other Jurisdiction of Incorporation)

                            1-12917                                                                           13-3926898
                (Commission File Number)                                         (IRS Employer Identification No.)

 535 Madison Avenue, New York, New York                                                           10022
    (Address of Principal Executive Offices)                                                              (Zip Code)

(Registrant's Telephone Number, Including Area Code)     (212)-838-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report )

Item 5. Other Events.

        On December 8, 2000, Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), promoted James J. Burns to Chief Financial Officer from Chief Accounting Officer. Jeffrey Lynford, Wellsford's former Chief Financial Officer, will continue as Chairman of Wellsford. Additionally, Mark P. Cantaluppi was promoted to Chief Accounting Officer from Controller to fill the position vacated by Mr. Burns.

        Effective January 1, 2001, Wellsford and various entities affiliated with the Whitehall Funds, private real estate funds sponsored by Goldman, Sachs & Co. ("Whitehall"), modified the terms of their joint venture, Wellsford/Whitehall Group, L.L.C. ("WWG"), which was created to acquire, redevelop and operate properties in the northeastern United States. Certain of the more significant modifications to the WWG joint venture are that (i) Wellsford will retain its economic interest in WWG, while an affiliate of Whitehall will become responsible for the day-to-day operations of WWG, (ii) Wellsford will maintain its current membership on WWG's Management Committee and Wellsford's consent will continue to be required for certain specified "Major Decisions" and "Operational Decisions", (iii) warrants to purchase 2.1 million shares of Wellsford common stock which were previously issued to Whitehall were cancelled, and (iv) Whitehall agreed to pay Wellsford certain specified fees when WWG assets are sold and when certain new assets are acquired by Whitehall affiliates in a newly formed entity.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c)      Exhibits

                4.1      Warrant Sale Agreement, dated as of December 21, 2000, between Wellsford and W/W Group Holdings, L.L.C. ("Holding Co.") relating to the transfer to Wellsford of warrants issued by Wellsford to Holding Co. pursuant to that certain Warrant Agreement dated as of May 28, 1999, by and between Wellsford and United States Trust Company of New York (the "Warrant Agent").

                4.2      Warrant Sale Agreement, dated as of December 21, 2000, between Wellsford and Holding Co. relating to the transfer to Wellsford of warrants issued by Wellsford to Holding Co. pursuant to that certain Warrant Agreement dated as of August 28, 1997, by and between Wellsford and the Warrant Agent, as amended on July 16, 1998, and as further amended on May 28, 1999.

                4.3      Agreement, dated as of December 21, 2000, terminating the Registration Rights Agreement between Wellsford and Holding Co., dated as of May 28, 1999 (excluding exhibits and schedules).

                10.1      First Amendment to the Limited Liability Company Operating Agreement of WWG, dated as of December 21, 2000, among WHWEL Real Estate Limited Partnership, Wellsford Commercial Properties Trust, WXI/WWG Realty, L.L.C., Holding Co. and WP Commercial, L.L.C., dated as of May 28, 1999.

                99.1      Press Release, dated December 12, 2000.

                99.2      Press Release, dated December 21, 2000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2001

WELLSFORD REAL PROPERTIES, INC. By: /s/ Edward Lowenthal Name: Edward Lowenthal Title: President